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                                                                     EXHIBIT 5.1





                                 July 26, 1996



Danka Business Systems PLC
c/o Danka Holding Company
11201 Danka Circle North
St. Petersburg, Florida  33716

Attn:    Daniel M. Doyle, Chief Executive

         Re: Securities and Exchange Commission Registration Statement on Form S-3 Covering 960,141 Ordinary Shares of 1.25p Each Commission File No.: 333-8455
                 Our File No.: D01990/84842

Gentlemen:

         We are U.S. legal counsel to Danka Business Systems PLC, a Company incorporated under the laws of England (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-3 (Registration No. 333-8455) with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 960,141 Ordinary Shares of 1.25p each. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

         Based upon the foregoing, it is our opinion that the Company's Ordinary Shares, when and if sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

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Danka Business Systems PLC
July 26, 1996
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         The undersigned hereby consents to (i) filing this opinion as an
Exhibit to the Registration Statement and (ii) using its name in the Registration Statement under the caption of the Prospectus titled "LEGAL MATTERS."

                                             Very truly yours,



                                             /s/ Shumaker, Loop & Kendrick
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                                             SHUMAKER, LOOP & KENDRICK